UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2026

BNB Plus Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices) (Zip Code)

631-240-8800

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BNBX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2026, BNB Plus Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The following proposals were voted on and were approved by the Company’s stockholders at the Special Meeting with the stockholders having voted as set forth below:

I. To grant the Board of Directors (the “Board”) discretionary authority for 12 months to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding and treasury shares of common stock, at a ratio in the range from one-for-five to one-for-thirty, with such specific ratio to be determined by the Company’s Board following the Special Meeting, while leaving the number of authorized shares of common stock unchanged (the “Reverse Split Proposal”).

Votes For	Votes Against	Votes Abstained
2,420,538	317,840	11,866

II. To approve an adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of the Reverse Split Proposal if there are not sufficient votes at the time of the Special Meeting to adopt the Reverse Split Proposal or to establish a quorum.

Votes For	Votes Against	Votes Abstained
2,400,755	314,899	34,590

Each of the foregoing voting results from the Special Meeting is final. Based on the foregoing votes, each of the proposals was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNB Plus Corp.

Date: April 29, 2026	By:	/s/ Clay Shorrock
	Name:	Clay Shorrock
	Title:	Chief Executive Officer